UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On February 27, 2007, in connection with the promotion of Lee Perry to Vice President and Chief Accounting Officer, Timothy E. Morris resigned from the position of Principal Accounting Officer of the Company.  Mr. Morris will continue to serve as the Company’s Vice President, Finance and Chief Financial Officer and remains the principal financial officer of the Company.

(c) On February 27, 2007, VIVUS, Inc. (the “Company”) appointed Lee Perry to the position of Vice President and Chief Accounting Officer of the Company.  Mr. Perry, age 56, will become the Company’s principal accounting officer and has over 30 years experience in corporate and public accounting and operations.  For the past twenty years he has held senior financial positions in life sciences and manufacturing industries.  Prior to this appointment, Mr. Perry served as Senior Director, Finance of the Company from March 10, 2005.  From May 2002 to March 2005, Mr. Perry served as Senior Director of Finance at Questcor Pharmaceuticals, Inc. and prior to that position, Mr. Perry served as Director of Finances at DNA Sciences, Inc. from March 1999 to May 2002.  Mr. Perry has also served as Chief Financial Officer of BHP Coated Steel Corp.  Mr. Perry earned his BA degree in Economics from San Diego State University and is a certified public accountant.

Mr. Perry will receive an annualized base salary of $217,642.60 and will be eligible to receive an annual incentive bonus based on the Company’s achievement of specified revenue and performance objectives.

In connection with Mr. Perry’s employment with the Company, Mr. Perry previously entered into the Company’s standard form of Indemnification Agreement, which provides, among other things, that the Company will indemnify Mr. Perry, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of the Company, and otherwise to the full extent permitted under the Company’s bylaws and Delaware law.   Mr. Perry is also expected to enter into the Company’s standard from of Change of Control Agreement, which provides that upon the involuntary termination of an executive officer’s employment without cause in connection with the acquisition of the Company or a change in the Company’s management (collectively referred to as a “Change of Control”), the executive officer is entitled to receive the following benefits: (1) monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the executive officer was receiving immediately prior to the Change of Control; (2) monthly severance payments equal to one-twelfth (1/12th) of the executive officer’s target bonus for the fiscal year in which the termination occurs; (3) pro-rated amount of the executive officer’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Company employed the executive officer; (4) continuation of benefits through the end of the severance period that is identical to those the executive officer was entitled to immediately prior to the Change of Control; (5) outplacement services not to exceed twenty thousand dollars ($20,000.00); and (6) all unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control.

A copy of the press release making such announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC

By:	/s/ Timothy E. Morris
Timothy E. Morris
Vice President and Chief Financial Officer

Date:  February 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 27, 2007